Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics to Acquire Crescendo Bioscience®

Diversifies Myriad’s Product Portfolio into High Growth Autoimmune Market

SALT LAKE CITY, Utah, February 4, 2014 – Myriad Genetics, Inc. (NASDAQ: MYGN) announced today that it has entered into a definitive agreement to acquire Crescendo Bioscience, Inc., a global leader in autoimmune diagnostics, for $270 million in cash which will be reduced by $25 million for the repayment of a loan made to Crescendo and customary adjustments in accordance with the acquisition agreement.

The transaction is expected to close before the end of Myriad’s fiscal year 2014, pending satisfactory completion of customary closing items and regulatory approval. A discussion of the acquisition will be provided during Myriad’s second fiscal quarter earnings call later today at 4:30 pm EST.

“Crescendo Bioscience fits well into our diagnostic portfolio that is focused on saving lives and improving the quality of life of patients across major diseases,” said Peter D. Meldrum, president and CEO of Myriad Genetics. “Crescendo has pioneered protein-based diagnostics for monitoring disease activity in patients with rheumatoid arthritis and this acquisition diversifies our business into a new high growth, multibillion dollar market opportunity. We are pleased to welcome the 130 employees of Crescendo to the Myriad team and look forward to the impact of this innovative and dedicated group on our organization.”

“Crescendo has built a strong and growing position in the rheumatoid arthritis diagnostic market, and I believe Myriad will enable us to move to the next level in terms of scale and growth,” said William Hagstrom, president and CEO of Crescendo Bioscience. “We envision multiple opportunities over the next several years where, as a combined company, we can expand our presence into international markets and provide new innovative products that help improve the lives of patients suffering from autoimmune diseases.”

Crescendo was founded in July 2002 and is a leading molecular diagnostic laboratory in the area of inflammatory and autoimmune diseases. Their core product, Vectra® DA, is a quantitative, protein-based test to routinely assess rheumatoid arthritis disease activity and provide rheumatologists with expanded clinical insights to more effectively treat their patients. In the United States, more than 1.5 million individuals suffer from rheumatoid arthritis (RA) resulting in over $11 billion in healthcare costs. Crescendo is also building a comprehensive understanding of the biology of other autoimmune diseases and has a pipeline of products under development for a wide range of diseases and conditions managed by rheumatologists. Crescendo additionally has created novel software products for physicians, including VectraView™ which allows a comprehensive overview of all RA patients’ level of disease activity and trends and MyRA® which is a patient tracking and communications tool.

In 2013, Crescendo was ranked the 2nd fastest growing healthcare company in North America on Deloitte’s 2013 Technology Fast 500 list. During the quarter ended December 31, 2013, Crescendo tested 27,000 RA patient samples, an increase of 23 percent over the prior quarter ended September 30, 2013. Crescendo Bioscience, Inc. will retain its name and operate as a wholly owned subsidiary of Myriad Genetics, Inc. based in South San Francisco.

Benefits of the Transaction

•	Facilitates Myriad’s Entry into the High Growth Autoimmune Market: Myriad sees a major growth opportunity for molecular diagnostics to aid patients in the autoimmune market. Beyond rheumatoid arthritis there are several other areas in rheumatology as well as the broader autoimmune market where molecular diagnostics could play a major role in patient risk assessment, diagnosis, prognostic outlook and therapy selection. This complements Myriad’s current disease focus which includes products in oncology, women’s health, urology, and dermatology.

•	Diversifies Myriad’s Product Revenues: A core strategic initiative for Myriad is to continue to diversify its revenue stream into new attractive markets. Vectra DA represents a $3.0 billion global market opportunity, and Myriad believes Crescendo will be a major growth driver for the Company looking forward.

•	Enhances Myriad’s Strength in Protein-Based Diagnostics: Myriad, a world leader in molecular diagnostics, believes that it will further strengthen its leadership position in protein diagnostics with the acquisition of Crescendo. The three major sources of novel biomarkers are DNA, RNA, and proteins and Myriad believes that Crescendo will contribute significantly to Myriad’s industry leading diagnostic product pipeline and complement the protein expertise at Myriad RBM.

•	Creates Opportunities to Leverage Myriad’s Commercial Infrastructure: As one of the largest molecular diagnostic laboratories in the United States, Myriad expects to leverage its operational expertise in customer service, sales and marketing, managed care, and product development to further expand Crescendo’s domestic business. Additionally, Myriad’s expects that its international presence will open up new market opportunities for Crescendo’s products outside of the United States.

•	Offers Long-Term Financial Benefits: Myriad expects Crescendo to generate significant operating profits in the future and to be accretive to earnings beginning in fiscal year 2016. In April 2013, Vectra DA received national coverage for reimbursement by the Centers for Medicare and Medicaid Services (CMS) and is in the process of obtaining private insurance coverage. The typical RA patient may be monitored with a Vectra DA test at least twice per year.

Financing and Approvals

Myriad intends to fund the transaction entirely through cash on hand and anticipates having sufficient cash following the transaction to continue its current $300 million share repurchase program. The transaction is expected to be completed before the end of fiscal year 2014 and is subject to the satisfaction of customary closing conditions and regulatory approvals.

Advisors

JP Morgan Securities LLC is acting as financial advisor to Myriad Genetics and Mintz Levin Cohn Ferris Glovsky and Popeo PC is serving as legal counsel.

Conference Call

The Company will discuss the proposed acquisition during its second fiscal quarter earnings call on Tuesday, February 4, 2014 at 4:30 pm EST. Participating on the call will be Peter Meldrum, president and CEO; William Hagstrom, president of Crescendo Bioscience; Mark Capone, president of Myriad Genetic Laboratories; and James Evans, CFO. The dial-in number for domestic callers is (800) 891-8357. International callers may dial (212) 231-2921. All callers will be asked to enter the reservation number 21703449. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the above reservation number. The conference call also will be available through a live webcast at www.myriad.com.

About Crescendo Biosciences

Crescendo Bioscience, Inc., is a molecular diagnostics company dedicated to developing and commercializing quantitative blood tests for rheumatoid arthritis (RA) and other autoimmune diseases, located in South San Francisco, CA. Crescendo Bioscience develops quantitative, objective, blood tests to provide rheumatologists with deeper clinical insight to help enable more effective management of patients with autoimmune and inflammatory diseases. For more information, please visit the company’s website at http://www.CrescendoBio.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, Melaris, Myriad myPath, Myriad myPlan, Myriad myRisk, TheraGuide, Prezeon, Panexia, and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the timing of the closing of the proposed acquisition; the fit of Crescendo into the Company’s diagnostic portfolio and diversification of the Company’s business as a result of this acquisition; the expected addition of Crescendo employees to the Myriad team; Crescendo’s position in the rheumatoid arthritis diagnostic market and its ability to move to the next level in terms of scale and growth with the Company’s assistance; Crescendo’s vision of multiple opportunities over the next several years; the anticipated benefits of the acquisition of Crescendo set forth under the caption “Benefits of the Transaction”; the Company’s intent to fund the transaction entirely through cash and marketable securities on hand and the Company’s expectation of having sufficient cash following the transaction to continue its current $300 million share repurchase program;; and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; risks related to changes in the governmental or private insurers reimbursement levels for our tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and companion diagnostic services and patents or enforcement in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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